UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road
Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 216-676-2000

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        This Report describes certain actions taken by the Organization, Compensation and Pension Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GrafTech International Ltd. (“GrafTech” and, together with its subsidiaries, the “Company”) on October 23, 2006.

        On October 23, 2006, the Compensation Committee authorized the grant of an aggregate of 665,000 shares of restricted stock to employees of the Company pursuant to the GrafTech International Ltd. 2005 Equity Incentive Plan (the “Plan”). The grant was based on advice from an independent compensation consultant and is intended to provide long-term incentives to such employees. Initially, all of the shares are unvested and subject to forfeiture. All of the shares will cliff vest in February 2010, so long as the employee continues to be employed by the Company. If certain performance targets are met, the vesting of one-third of the grant will be accelerated in February of each of 2008, 2009 and 2010. Unvested shares granted to each employee (and not then previously forfeited) also vest upon the occurrence of a change in control of GrafTech (as defined in the Plan). Unvested shares will be forfeited upon termination of employment for any reason (including death, disability, retirement or lay-off). Shares of restricted stock were granted to each officer as follows: Craig S. Shular, Chief Executive Officer and President, 130,000 shares; Petrus J. Barnard, President, Graphite Electrodes, 50,000 shares; Mark R. Widmar, Vice President and Chief Financial Officer, 45,000 shares; Gary R. Whitaker, Vice President, General Counsel and Secretary, 30,000 shares; Hermanus L. Pretorius, General Manager, Cathodes, 20,000 shares; John J. Wetula, President, Advanced Energy Technology, 18,000 shares; and Luiz Freitas, General Manager, Advanced Graphite Materials, 9,000 shares. Each of these individuals filed a Form 4 on October 25, 2006 reporting, among other things, such grant.

        GrafTech intends to register issuance and resale from time to time of the shares subject to the Plan (including the shares granted as described above), and other shares held by directors, officers and employees of the Company, under the Securities Act of 1933, on a Registration Statement on Form S-8 or S-3, or other appropriate Form. Such registration does not necessarily indicate any imminent intention by directors or executive officers to sell any shares, and any unvested shares could not be sold until they vest.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: October 27, 2006	By:/s/ Mark R. Widmar Mark R. Widmar Chief Financial Officer and Vice President